                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PERSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT of 1934

                                 March 22, 2002

                             ADVA International Inc.

                                    Delaware
                                    --------
                  State or other jurisdiction of incorporation

          0-16341                                  16-1284228
          -------                                  ----------
Commission file number                   I.R.S. Employee Identification No.

                                              454 South Anderson Road
                                          Rock Hill, South Carolina 29730

                                                   803.327.6790

                                EXPLANATORY NOTE

ADVA International Inc. has undergone certain changes in its Board of Directors and management staff. Concurrently, the company has successfully attracted bridge funding in the form of a loan facility, which was pursuant to certain changes in its management structure as reported herein.

Item 5 OTHER EVENTS
------------------------------

1. On May 1st 2002, the Board of Directors approved the terms of a promissory note, dated April 8, 2002, which established a loan facility of $500,000- to be repaid in one year at a per annum interest rate equal to 7.5%. It is anticipated that, if required, the loan shall be disbursed in four (4) monthly tranches. The first tranche was received April 9, 2002. The terms of the promissory note included, among others: the resignation of Anthony Mohr as Chief Executive
Officer & President; the appointment of Ernst R. Verdonck to the Board of
Directors and the appointment of Mr. Verdonck as interim Chief Executive
Officer, President and Chief Financial Officer of the Company. A copy of the promissory note is attached hereto as Exhibit 10.1.

2. On May 1st, 2002, the Board of Directors accepted with regrets the resignation of Mr. Mohr as Chief Executive Officer & President of ADVA
International Inc. and, as of Chief Executive Officer of Global Information
Group USA, Inc., ADVA's wholly owned subsidiary.

Concurrently, the Board consecutively approved Mr. Mohr's termination agreement and then a renewable consulting contract retaining Mr. Mohr's services for the next twelve (12) months. The terms of the termination agreement, among others, guarantee the repayment of all outstanding loans made by Mr. Mohr to the Company and past salary due Mr. Mohr, to be disbursed over a period of four months and, pursuant to the fulfillment of certain actions by the Company, waives an existing severance package.

The consulting agreement with the Company provides for the retainer of Mr.
Mohr's time and expertise for a wide range of corporate services. Copies of both termination and consulting agreements are attached hereto as Exhibits 10.2 and
10.3 respectively.

3. The Board of Directors appointed Mr. Ernst Verdonck as interim Chief
Executive Officer, President and Chief Financial Officer of ADVA International
Inc. The term of Mr. Verdonck's contract is six (6) months and his compensation package may be substantially augmented by the achievement of performance-linked milestones. A copy of the agreement is attached hereto as Exhibit 10.4.

The Board of Directors approved a consultant agreement with Thomas Kruger to act as the Company's financial controller. A copy of the agreement is attached hereto as Exhibit 10.5.

The Board of Directors approved a consultant agreement with Robert A.F.
Eijkelhof to act as interim Vice President - Investor Relations. A copy of the agreement is attached hereto as Exhibit 10.6.

Item 6 RESIGNATION OF ADVA DIRECTORS
------------------------------------------------

1. Michael Tolson resigned because of a lack of time due to increased demands from his other obligations as Chief Executive Officer of Envoii, Inc. A copy of the letter is attached hereto as Exhibit 10.7.

2. Ruud A.M. Pruijm resigned due to differences of opinion with the majority of the Board on several topics including the proposed changes in management and various strategies for the Company. A copy of the letter is attached hereto as
Exhibit 10.8.

The Company would like to take this opportunity to address several of the allegations contained in Mr. Pruijm's resignation letter.

a. The Company has detailed business and financial plans for the coming year and beyond, which are updated to reflect current changes in the Company's situation.

b. In regards to the loan facility as agreed by Lagan Investments Ltd. and the
Company on April 8, 2002:

i. It does not grant conversion into shares at any rate. The Board has not approved any such stock conversion and none may be granted to Lagan until several layers of conditions, controlled by the Company and including Board approval, are met. However, the Board may elect to convert the loan at the end of one (1) year at a price per share of $0.35, a price that the Board believes reflected the high-risk nature of investment in the Company at that point in time.

ii. The Board had no such discussion regarding a conversion rate for a loan from
Lagan Investments in the prior board meeting, as borne out by the minutes approved by Mr. Pruijm.

iii. Mr. Pruijm made no objections "to accept the proposed resolutions in relation with the Lagan promissory note" in the prior Board meeting, as it was not a topic of discussion.

iv. Due to the lack of available funding since September 11, 2001, and the dire financial circumstances of the Company resulting thereof, the Board strongly and unanimously, save Mr. Pruijm, voted to accept the terms of the promissory note.

v. The Board believes the loan facility and subsequent access to operating capital was in the best interests of the shareholders in that it was the only readily available financing to keep the Company in operation. Without the loan facility in place, the Company would have been forced to cease operations by
April 15th, 2002.

c. Regarding the qualifications for appointment of Mr. Verdonck as interim
CEO/President and Director the following:

i. The Board thoroughly examined Mr. Verdonck's background and found him satisfactory due to, among other factors: his education at a top U.S. graduate school of business management; his past success in other so called company
"turn-around" situations; and the recommendations of some of the Company's larger shareholders and Lagan Investments Ltd.

ii. It is agreed by all parties that Mr. Verdonck's charter is to help the
Company raise new capital, re-structure its management and financial plans, and replace himself with a seasoned CEO within six months. After research and interviews, the Board believes that Mr. Verdonck is capable of meeting these goals.

iii. Furthermore, the Company has taken positive actions to guarantee the continuity of representation by retaining our corporate attorneys and, the management of SEC-related issues by retaining the services of both Mr. Mohr and
George Down.

d. Regarding the qualifications for appointment of Mr. Eijkelhof as interim Vice
President for Investor Relations the following:

i. The Board has no intention, stated or implied, of appointing Mr. Eijkelhof as a Director.

ii. Mr. Eijkelhof has valuable experience in the sales of stock offerings in
Europe. The majority of the Company's existing investor and shareholder base is in Europe.

iii. It is agreed by all parties that Mr. Eijkelhof's charter is to help the
Company quickly raise new capital, maintain good investor relations and replace himself with a Investor Relations firm as soon as adequate capital is made available to the Company, but in no case later then six months. After research and interviews, the Board believes that Mr. Eijkelhof is capable of meeting these goals.

The following exhibits are incorporated by reference in, or filed with, this
Current report on Form 8-K. Management contracts and compensatory plans, contracts and arrangements are indicated by "*":

Exhibit No.           Description
-----------           -----------

        10.1       Promissory Note signed by and between the Company and Lagan
                   Investments

        10.2       Anthony E Mohr termination agreement

        10.3       Anthony E Mohr (Prudens~Consulo LLC) consultant agreement

        10.4       Ernst R Verdonck consultant agreement

        10.5       Thomas Kruger consultant agreement

        10.6       R Eijkelhof consultant agreement

        10.7       Michael Tolson resignation letter

        10.8       Ruud Pruijm resignation letter

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            For: ADVA International, Inc.

Date: 5/16/02                               By: /s/ Ernst R. Verdonck

                                            Ernst R Verdonck
                                            CEO and Chairman of the Board